CERTIFICATE OF AMENDMENT
                 TO THE ARTICLES OF INCORPORATION
                                OF
                    BUD FINANCIAL GROUP, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Bud Financial Group, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of
Incorporation:
     FIRST:  The present name of the Corporation is Bud Financial
Group, Inc.
     SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.
     (1)  The Article entitled ARTICLE I - NAME, is amended to read as follows:
                         ARTICLE I - NAME
     The name of the corporation shall be:  CodeStream Holdings,
Inc.
     (2)  A new Article shall be added to the Articles of
Incorporation as follows:
                            ARTICLE X
              Provision for Cumulative Voting Rights
     At all elections of directors of the Corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of his or her shares of stock multiplied by the number of directors to be elected, and he or she may cast all of his or her votes for a single nominee or may distribute the votes among the nominees to be voted for or any two or more of them, as he or she sees fit.
     FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 2,000,000.
     FIFTH: The number of shares voted for such amendments was 1,643,800 (82%) and no shares were voted against such amendment.
DATED this        day of June, 2000.

               BUD FINANCIAL GROUP, INC.



               By:



                    Thomas G. Kimble

                    President/Secretary

                           VERIFICATION


STATE OF UTAH                                                              )

     : ss.
COUNTY OF SALT LAKE                                              )

The undersigned being first duly sworn, deposes and states:
that the undersigned is the President of Bud Financial Group, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.




Thomas G. Kimble, President



STATE OF UTAH)

     : ss.
COUNTY OF SALT LAKE)

Before me the undersigned Notary Public in and for the said
County and State, personally appeared the President and Secretary of Bud Financial Group, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.
IN WITNESS WHEREOF, I have set my hand and seal this       day
of June, 2000.





          NOTARY PUBLIC

Notary Seal:


T81(a)certamd.bud